Exhibit 99.1

Byrna Technologies Names Lauri Kearnes as Chief Financial Officer

ANDOVER, Mass., June 24, 2024 - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a technology company, specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions, has appointed Lauri Kearnes as Chief Financial Officer (“CFO”), effective July 15, 2024. Kearnes is already working with the Company to ensure a smooth transition.

Kearnes brings over 20 years of experience in financial and operating leadership, most recently serving as CFO for Harte Hanks (Nasdaq: HHS), a Massachusetts-based global customer experience (CX) strategy company. At Harte Hanks, she oversaw all finance, accounting, and human resources for a business with over $200 million in annual revenues.

Prior to her role as CFO at Harte Hanks, Kearnes held various key positions , including Corporate Controller, Group VP of Finance, and VP of Finance. Her background also includes roles at Brooks Automation, where she managed financial operations in a high-tech manufacturing environment, and at Nutraceutical Corporation, where she gained insights into market dynamics in consumer-focused industries.

Kearnes graduated from Utah State University, receiving both her undergraduate degree and master’s degree in accounting.

“Lauri’s deep expertise in financial strategy, coupled with her strong leadership skills and extensive management experience, make her the ideal fit for Byrna,” Bryan Ganz, CEO of Byrna, said. “Her proven track record in driving financial performance, managing complex financial operations, and her in-depth knowledge of public company reporting requirements will be valuable as we continue to scale and innovate. We are confident that under Lauri’s financial leadership, Byrna will achieve new heights and deliver long-term value to our stakeholders.”

Kearnes commented: “I look forward to utilizing my background and experiences to continue driving Byrna’s growth. With the Company’s recent revenue growth and expansion of production capabilities, this is an excellent opportunity to join a rapidly growing organization making significant strides in both the consumer and public safety markets. I am eager to work alongside the executive team in this role to continue the Company’s strong track record of financial performance.”

As previously announced, the company’s current CFO, David North, is retiring effective July 15, 2024. North will remain involved as an outside consultant, ensuring continuity and the preservation of his insights and guidance.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative less-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® SD personal security device, a state-of-the-art handheld CO2 powered launcher designed to provide a less-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company's e-commerce store.

Forward-Looking Statements

This news release contains "forward-looking statements" within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects," "intends," "anticipates," and "believes" and statements that certain actions, events or results "may," "could," "would," "should," "might," "occur," or "be achieved," or "will be taken." Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to our statements related to our growth and long-term value creation. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, prolonged, new, or exacerbated disruption of our supply chain; the further or prolonged disruption of new product development; production or distribution or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, civil unrest, increased shipping costs or freight interruptions; prototype, parts and material shortages; determinations by third party controlled distribution channels not to carry or reduce inventory of the Company's products; determinations by advertisers to prohibit marketing of some or all Byrna products; the loss of marketing partners; potential cancellations of existing or future orders; product design defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations; import-export related matters or sanctions or embargos that could affect the Company's supply chain or markets; delays in planned operations related to licensing, registration or permit requirements; and future restrictions on the Company's cash resources, increased costs and other events that could potentially reduce demand for the Company's products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, ("Risk Factors") in the Company's most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company's SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Investor Contact:

Tom Colton and Alec Wilson
Gateway Group, Inc.
949-574-3860
BYRN@gateway-grp.com